Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

LAW DEBENTURE TRUST COMPANY OF
NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(Jurisdiction of incorporation or organization if not a U.S.	(I.R.S. Employer Identification
national bank)	Number)

400 Madison Avenue, 4th Floor
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

MXENERGY HOLDINGS INC.

(Exact name of obligor as specified in its charter)

Delaware	20-2930908
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

13.25% Senior Subordinated Secured Notes due 2014

(Title of the indenture securities)

Item 1. General information.

Furnish the following information as to the trustee-

a.     Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, NY
10006, and Albany, NY 12203

b.     Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-14.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.

Not applicable.

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.               A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

2.               A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement  No. 333-127469, which is incorporated by reference).

3.               A copy of the existing bylaws of the trustee, or instruments corresponding thereto. ( see Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

4.               The consents of the Trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-133414, which is incorporated by reference).

5.               A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of June, 2010.

Law Debenture Trust Company of New York
As Trustee

By:	/s/ Anthony A. Bocchino
Anthony A. Bocchino
Managing Director

Exhibit  5

T-1 Item 16

Consolidated Report of Condition (attached as Exhibit A hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

Of 400 Madison Avenue, 4th Floor, New York, NY 10017,

a limited purpose trust company (“LDTC-NY”) and U.S. subsidiary of Law Debenture Corporation plc, London, England (“Law Debenture”), at the close of business December 31, 2008, published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8, 2002.

Subsequent to this Consolidated Report of Condition dated December 31, 2009, a Guarantee and Keep Well Agreement (attached as Exhibit B hereto) was executed by subsidiaries of Law Debenture, to effect capitalization of LDTC-NY in the total aggregate amount of $50,000,000, on July 12, 2002.

I, Kenneth J. Portera, chief Executive Officer of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformace with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

IN WITNESS WHEREOF, I have executed this certificate the 10th day of June, 2010.

/s/ Kenneth J.Portera
Kenneth J. Portera
President and Chief Executive Officer
Law Debenture Trust Company of New York

I, Anthony A. Bocchino Managing Director of Law Debenture Trust Company of New York, do hereby attest that the signature set forth above is the true and genuine signature of Kenneth J. Portera, President and Chief Executive Officer of Law Debenture Trust Company of New York.

Attested by:	/s/ Anthony A. Bocchino
Its:	Managing Director